EXHIBIT 2
AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

Dated:  September 22, 2011

The undersigned acknowledge and agree that the foregoing Amendment No. 3 to the Statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to the foregoing shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

LEUCADIA NATIONAL CORPORATION

By:	/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	Vice President and Chief Financial Officer

PHLCORP HOLDING LLC

By:	/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	Vice President

BALDWIN ENTERPRISES, INC.

By:	/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	Vice President
BEI JEFFVEST, LLC

By:	/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title	President